Filed Pursuant to Rule 424(b)(3)
File Number 333-137434

PROSPECTUS SUPPLEMENT NO. 3

Prospectus Supplement dated May 14, 2007
to Prospectus declared
effective on November 9, 2006
(Registration No. 333-137434)

MIGO SOFTWARE, INC.

This Prospectus Supplement No. 3 supplements our Prospectus dated November 9, 2006 as previously supplemented by Prospectus Supplements Nos. 1 and 2 dated March 7, 2007 and March 28, 2007.

The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 3 together with the Prospectus and Prospectus Supplements Nos. 1 and 2 referenced above.

This Prospectus Supplement includes the attached filings of Migo Software, Inc.: Amendment No. 1 to Annual Report on Form 10-KSB/A for the year ended December 31, 2006, filed on April 30, 2007, with the Securities and Exchange Commission and Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, filed on May 14, 2007, with the Securities and Exchange Commission.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the trading symbol “MIGO”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is May 14, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-KSB/A

Amendment No. 1

FOR ANNUAL AND TRANSITION REPORTS
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Mark One)

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR
15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934.

For the fiscal year ended December 31, 2006

OR

☐ TRANSITION REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934.

Commission File No. 333-5278-NY

Migo Software, Inc.
(Name of small business issuer in its charter)

Delaware	94-3334052
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

555 Twin Dolphin Drive, Suite 650
Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (650) 232-2600

Securities registered pursuant to Section 12(b) of the Act: NONE
Securities registered pursuant to Section 12(g) of the Act: NONE

Check whether the issuer is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act YES ☐ NO ☒

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).YES ☐ NO ☒

State issuer’s revenues for the most fiscal year (January 1, 2006- December 31, 2006) $345,228. State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of a March 12, 2007: approximately $16,000,000. This figure has been calculated by excluding shares owned beneficially by directors and executive officers as a group from total outstanding shares solely for the purpose of this response.

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date: 93,719,677 as of March 12, 2007.

Documents Incorporated by Reference: None.

Transitional Small Business Disclosure Format (check one): Yes ☐ No ☒

EXPLANATORY NOTE

Migo Software, Inc. (the “Company”) is filing this Amendment No. 1 (“Amendment No. 1”) to its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, to include Items 10, 11 and 12 of Part III previously omitted in accordance with General Instruction E.3 from the Annual Report on Form 10-KSB filed by the Company on March 28, 2007 (the “Original Filing”). The Company’s proxy statement will not be filed with the Commission by April 30, 2007, so as to allow for the incorporation by reference from the proxy statement of the previously omitted information. As a result of the delay in filing the proxy statement, the Company is required by General Instruction E.3 to file Items previously omitted from Part III of the Original Filing in this Amendment No. 1. In addition, the reference on the cover of the Annual Report on Form 10-KSB to the incorporation by reference of the Company’s Definitive Proxy Statement into Part III of the Annual Report has been amended to delete that reference.

Other than as described above, no changes have been made to any Items previously filed in the Form 10-KSB, and this Amendment No. 1 does not reflect events occurring after the Original Filing or modify or update those disclosures affected by subsequent events.

Pursuant to the rules of the Securities and Exchange Commission, the Company has included currently-dated certifications from its principal executive officer and principal financial officer, as required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

TABLE OF CONTENTS

Item		Page
	PART III
10	Executive Compensation	3
11	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	7
12	Certain Relationships and Related Transactions	9
13	Exhibits	9
	Signatures	10

Item 10.	EXECUTIVE COMPENSATION

Compensation of Executive Officers and Other Information

The following table shows the cash compensation paid or to be paid by us, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2006 and 2005 to our chief executive officer and each of our two other most highly compensated executive officers, in all capacities in which they served.

Summary Compensation Table(1)

Name and Principal Position	Year	Salary		Bonus		Stock Awards ($) (2)	Option Awards ($)(3)		All Other Compensation		Total
Kent Heyman President and Chief Executive Officer (2006)	2006 2005	$ $	225,000 50,000	$ $	50,000 0	-- --	$ $	1,954,516 48,334	$ $	0 0	$ $	2,229,516 98,334
Jay Elliot, Chief Strategy Officer (2006) Chief Executive Officer (2005)	2006 2005	$ $	200,000 221,023	$ $	35,000 0	-- --	$ $	1,285,576 108,217	$ $	0 0	$ $	1,520,576 329,240
Richard Liebman Chief Financial Officer	2006 2005		$180,000 $43,330	$ $	30,000 0	-- --	$ $	522,670 30,209	$ $	0 0	$ $	732,670 73,539

(1)
The above tables do not include columns for non-equity incentive plan compensation or change in pension value and nonqualified deferred compensation earnings as none of the named executive officers received any such compensation in the years disclosed.

(2)	Each of the named executive officers holds shares of restricted stock which vested in January 2007.
(3)
The value of the stock options disclosed has been determined as set forth in Note 9 to our consolidated financial statements. The amount disclosed for each year is the portion of the grant date value of the options becoming vested in each year.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of shares underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2006.

3

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options at Fiscal Year End
Name	Exercisable	Unexercisable	Option Exercise Price		Option Expiration Date	Number of Shares of Stock that have not Vested	Market Value of Shares of Stock that have not Vested(1)
Kent Heyman	1,200,000 1,500,000 2,500,000	0 0 0	$ $ $	0.32 0.32 0.20	Sept 2015 Sept 2015 Sept 2016	300,000	$51,000
Richard Liebman	750,000 1,000,000	0 0	$ $	0.32 0.20	Sept 2015 Sept 2016	100,000	$17,000
Jay Elliot	2,700,000 500,000	0 0	$ $	0.32 0.20	Sept 2015 Sept 2016	300,000	$51,000

(1)	Value in this column is calculated by multiplying our December 31, 2006 stock price ($0.17) by the number of shares indicated.

Director Compensation

The following table summarizes compensation paid to our non-employee directors during the fiscal year ended December 31, 2006. The footnotes and narrative discussion following the table describe details of each form of compensation paid to our directors and other material factors relating to this compensation.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total
Malcolm Elvey	$-	$207,113	$-	$207,113

Mel Lavitt	$-	$207,113	$-	$207,113

Alex Mashinsky	$-	$16,730	$-	$16,730

Greg Osborn	$-	$175,762	$-	$175,762

Timothy Wallace	$-	$207,113	$-	$207,113

(1)
Represents the accounting expense recognized for financial statement reporting purposes during 2006 for the fair value of options to purchase shares of our common stock granted under our 2002 Stock Incentive Plan in 2006 as well as in prior years, as calculated in accordance with SFAS Statement No. 123(R), Share Based Payment, or SFAS 123(R). Please refer to Note 9 to our consolidated financial statements for the year ended December 31, 2006, for further discussion related to the assumptions used in our valuation.

(2)
Options and stock awards outstanding at December 31, 2006 are as follows: Elvey - 600,000 options outstanding; Lavitt - 600,000 options outstanding; Mashinsky - 100,000 options outstanding; Osborn - 400,000 options outstanding; and Wallace - 600,000 options outstanding.

4

We do not pay cash fees to our directors, but we do reimburse them for costs incurred to attend our meetings.

EMPLOYMENT CONTRACTS

On May 10, 2006, we entered into an Employment Agreement with Kent Heyman effective as of January 9, 2006, under which Mr. Heyman will serve as our chief executive officer and co-chairman of the board. Under the Employment Agreement, Mr. Heyman is entitled to a base salary of $225,000 per year with an annual bonus of up to $150,000 per year in the discretion of our board of directors based on our performance and a minimum bonus of $50,000 for the 2006 year. Mr. Heyman is also entitled to participate in our benefit plans available to other executives. The Employment Agreement provides that employment is terminable upon notice from either party. Under his Employment Agreement, Mr. Heyman is entitled to severance compensation equal to one year's base salary if his employment is terminated by us without cause or by Mr. Heyman for good reason. In connection with the Employment Agreement, we issued to Mr. Heyman 300,000 shares of restricted common stock which vested on January 1, 2007. Additionally, 100% of Mr. Heyman's stock options and restricted stock will vest if his employment is terminated by us without cause, by Mr. Heyman for good reason or upon a change in control and he will have 60 months following termination to exercise his stock options. Under the agreement, Mr. Heyman has agreed to noncompete and nonsolicitation provisions that will apply during the term of his employment and for a one year period after termination of employment.

We entered into an Employment Agreement with Jay Elliot as of September 26, 2005, under which Mr. Elliot served as president and chief executive officer. As of January 9, 2006, Mr. Elliot became our chief strategy officer. Under the provisions of Mr. Elliot's employment agreement, Mr. Elliot is entitled to a base salary of $200,000 per year with an annual bonus of up to $150,000 per year. In addition, Mr. Elliot has been granted options to purchase 2,700,000 shares of common stock with vesting over three years. In connection with the Employment Agreement, we issued to Mr. Elliot 300,000 shares of restricted common stock which vested on January 1, 2007. Mr. Elliot is also entitled to participate in our benefit plans available to other executives. The Employment Agreement provides that employment is terminable upon 30 days notice from either party. Under his Employment Agreement, Mr. Elliot is entitled to severance compensation equal to one year's base salary if his employment is terminated by us without cause or by Mr. Elliot for good reason. Additionally, 100% of Mr. Elliot's stock options will vest if his employment is terminated by us without cause or by Mr. Elliot for good reason.

We entered into a one-year agreement with Alex Mashinsky under which Mr. Mashinsky became Vice Chairman of the Board as of September 26, 2005. Under the Agreement, Mr. Mashinsky provided consulting services to us and received compensation of $200,000 for the year. Mr. Mashinsky was also granted options to purchase 1,020,000 shares of common stock, all of which were exercised as of December 31, 2005, which resulted in his receipt of 768,000 shares, due, in part, to the cashless exercise provision in the agreement. In connection with the Agreement, we issued to Mr. Mashinsky 180,000 shares of restricted common stock, which vested on January 1, 2007.

5

On May 10, 2006, we entered into an Employment Agreement with Richard Liebman effective as of January 9, 2006, under which Mr. Liebman will serve as our chief financial officer. Under the Employment Agreement, Mr. Liebman is entitled to a base salary of $180,000 per year with an annual bonus of up to $70,000 per year in the discretion of our board of directors based on our performance and a minimum bonus of $21,000 for the 2006 year. Mr. Liebman is also entitled to participate in our benefit plans available to other executives. In connection with the Employment Agreement, we issued to Mr. Liebman 100,000 shares of restricted common stock which vested on January 1, 2007. The Employment Agreement provides that employment is terminable upon notice from either party. Under his Employment Agreement, Mr. Liebman is entitled to severance compensation equal to six months base salary if his employment is terminated by us without cause or by Mr. Liebman for good reason. Additionally, 100% of Mr. Liebman's stock options and restricted stock will vest upon a change in control and he will have 24 months following the change of control to exercise his stock options. Under the agreement, Mr. Liebman has agreed to noncompete and nonsolicitation provisions that will apply during the term of his employment and for a one year period after termination of employment.

6

Item 11.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Management and Certain Beneficial Owners

The following table shows information known to us with respect to beneficial ownership of common stock as of April 30, 2007, by (A) each director, (B) each of the executive officers named in the Summary Compensation Table above, (C) all executive officers and directors as a group and (D) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock.

Name Of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Ownership (2)
Lifeboat Holdings, Inc. (3) 2811 McGaw, Suite A, Irvine, CA 92714	20,000,000	21.3%
Alex Mashinsky, director (4) 322 8th Avenue, New York, NY 10001	9,791,242	10.1%
Lehman Brothers Holdings, Inc. (5) 745 Seventh Ave., New York, NY 10019	7,662,461	8.0%
Software Capital Partners LP (6) 30E 65th St., New York, NY 10021	7,089,394	7.4%
Kent Heyman, chief executive officer and co-chairman of the board (7) 555 Twin Dolphin Dr., Suite 650, Redwood City, CA 94065	5,750,000	5.8%
Software Seed Capital Partners IV, L.P. (8) 535 Madison Ave., New York, NY 10022	5,119,401	5.4%
AIGH Investment Partners, LLC (9) 6006 Berkeley Avenue, Baltimore, MD 21209	5,067,490	5.3%
Jay Elliot, chief strategy officer and co-chairman of the board (10)	4,250,000	4.4%
Richard Liebman, chief financial officer (11)	2,350,000	2.5%
Greg Osborn, director (12)	1,707,714	1.8%
Mel Lavitt, director (13)	1,600,000	1.7%
Malcolm Elvey, director (14)	1,010,835	1.1%
Timothy Wallace, director (15)	600,000	Less than 1%
All officers and directors as a group (16)	27,318,125	24.8%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of equity securities shown as beneficially owned by them.

(2) Applicable percentage of ownership for each holder is based on 93,733,613 shares of common stock outstanding on April 30, 2007, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after the date of this proxy statement.

(3) Information is based on a Schedule 13D filed with the Securities and Exchange Commission on January 10, 2007.

7

(4) Mr. Mashinsky's beneficial ownership includes 8,559,191 shares (including warrants to purchase 2,677,353 shares) owned by Governing Dynamics Investments, LLC, of which Mr. Mashinsky is the sole member and manager. Also includes options to purchase100,000 shares of common stock held by Mr. Mashinsky which are presently exercisable. This information includes disclosures made in a Schedule 13D filed with the Securities and Exchange Commission on April 17, 2006, and certain other information provided by Alex Mashinsky and Governing Dynamics Investments, LLC.

(5) Information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2007, by Lehman Brothers Holdings, Inc., Lehman Brothers, Inc. and LB I Group, Inc. LB I Group, Inc. holds 5,977,412 shares of common stock and warrants to purchase an additional 1,685,049 shares. LB I Group, Inc. is a wholly owned subsidiary of Lehman Brothers, Inc., which is a wholly owned subsidiary of Lehman Brothers Holdings, Inc.

(6) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on April 3, 2006, by Software Capital Partners, L.P., Netconsult Holdings, LLC and Susi Belli, who share voting and dispositive power over the shares reported. Software Capital Partners, L.P. holds 4,940,957 shares of common stock and warrants to purchase an additional 2,148,437 shares. Netconsult Holdings, LLC is the sole general partner of Software Capital Partners, L.P. Susi Belli is the sole member and manager of Netconsult Holdings, LLC. The share ownership figure indicated above includes 644,082 shares received as a penalty due to the delayed effectiveness of a registration statement covering these shares.

(7) Mr. Heyman's beneficial ownership includes options to purchase 5,200,000 shares which are presently exercisable.

(8) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on March 17, 2006, by Software Seed Capital Partners IV, L.P., Technology Seed Capital Partners, LLC and David De Leeuw, who share voting and dispositive power over the shares reported. Software Seed Capital Partners IV, L.P. holds 3,327,351 shares of common stock and warrants to purchase an additional 1,792,050 shares. Technology Seed Capital Partners, LLC is the sole general partner of Software Seed Capital Partners IV, L.P. David De Leeuw is the controlling member and manager of Technology Seed Capital Partners, LLC. The share ownership figure indicated above includes 401,494 shares received as a penalty due to the delayed effectiveness of a registration statement covering these shares.

(9) Information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2007, by AIGH Investment Partners, LLC. Includes warrants to purchase 1,562,500 shares.

(10) Mr. Elliot’s beneficial ownership includes options to purchase 3,250,000 shares of common stock which are presently exercisable.

(11) Mr. Liebman’s beneficial ownership includes options to purchase 1,750,000 shares of common stock which are presently exercisable.

(12) Mr. Osborn’s beneficial ownership includes warrants or options to purchase 1,168,559 shares of common stock held by Mr. Osborn or InDigo Ventures of which Mr. Osborn is a managing partner. The warrants and options included are presently exercisable.

(13) Mr. Lavitt’s beneficial ownership includes options to purchase 600,000 shares of common stock which are presently exercisable. Also includes 500,000 shares owned by Mr. Lavitt’s wife.

(14) Mr. Elvey’s beneficial ownership includes options and warrants to purchase 761,922 shares of common stock which are presently exercisable.

(15) Mr. Wallace’s beneficial ownership includes options to purchase 600,000 shares of common stock which are presently exercisable.

8

(16) Includes options to purchase 258,334 shares of common stock held by executive officers not named in the above table, which are either presently exercisable or exercisable within 60 days after the date of this proxy statement.

Item 12.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Mashinsky, in his title as investment advisor, signed a Purchase Agreement in March 2006 as the individual representing Governing Dynamics Investments, LLC, an institutional purchaser, for an investment of $400,000 of units including 1,250,000 shares of Common Stock and warrants to purchase 625,000 shares of Common Stock.

Mel Lavitt is the vice chairman of C.E. Unterberg, Towbin, LLC ("CEUT"). CEUT served as our placement agent in connection with the private placement we completed in March 2006. In consideration for its services, CEUT received cash fees of $397,500. This transaction was completed before Mr. Lavitt was elected to our board of directors.

Item 13	EXHIBITS

(b) The exhibits filed as part of this report are listed below, and this list is intended to comprise the exhibit index.

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350.

32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350.

9

Signatures

In accordance with Section 13 or 15(d) of the Exchange Act, the issuer caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MIGO SOFTWARE, INC.

Date: April 27, 2007	By:	/s/ Kent Heyman
Kent Heyman Chief Executive Officer (Principal Executive Officer)

Date: April 27, 2007	By:	/s/ Richard Liebman
Richard Liebman Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Date: April 27, 2007	/s/ Kent Heyman
Kent Heyman
Director

Date: April 27, 2007	/s/ Jay Elliot*
Jay Elliot
Director

Date: April 27, 2007	/s/ Alex Mashinsky*
Alex Mashinsky
Director

Date: April 27, 2007	/s/ Greg Osborn*
Greg Osborn
Director

Date: April 27, 2007	/s/ Malcolm Elvey*
Malcolm Elvey
Director

10

Date: April 27, 2007	/s/ Timothy Wallace*
Timothy Wallace
Director

Date: April 27, 2007	/s/ Mel Lavitt*
Mel Lavitt
Director

*By:	/s/ Kent Heyman
Under Power of Attorney

11

QUARTERLY REPORT

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-QSB

(MARK ONE)

☒ QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2007

☐ TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF
THE EXCHANGE ACT

For the transition period from ___ to ___

Commission file number: 333-5278-NY

Migo Software, Inc.

(Exact Name of small business issuer as Specified in Its Charter)

Delaware	94-3334052
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

555 Twin Dolphin Drive, Suite 650 Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (650) 232-2600

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒ No ☐

Indicate by checkmark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of May 1, 2007, there were 93,734,342 shares of the issuer's common stock, $0.0001 par value per share ("Common Stock"), outstanding.

Transitional Small Business Disclosure Format (check one): Yes ☐ No ☒

QUARTERLY REPORT

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

MIGO SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
MARCH 31, 2007 (UNAUDITED)

ASSETS
Current Assets:
Cash and cash equivalents	$1,029,197
Short-term investments	1,387,518
Accounts receivable, net of allowance for doubtful accounts of $10,000	283,234
Inventory	122,942
Other current assets	14,959
Total current assets	2,837,850
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $17,429	33,934
OTHER ASSETS:
Goodwill	1,396,864
Intangible assets, net of accumulated amortization of $1,671,182	4,001,155
Other assets	105,833
TOTAL ASSETS	$8,375,636

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$495,520
Accrued compensation	169,161
Deferred revenue	1,510,000
Capitalized lease obligations	5,269
Accrued liabilities	221,674
Total current liabilities	2,401,624
Commitments and contingencies

Stockholders' Equity:
Junior A Preferred stock, $.0001 par value; 5,000,000 shares authorized, 769,575 shares issued and outstanding; preference upon liquidation of $2,600,000	78
Common stock, $.0001 par value; 100,000,000 shares authorized; 93,734,342 shares issued and outstanding	9,372
Additional paid in capital in excess of par value	52,989,048
Treasury Stock	(386,400)
Accumulated Deficit	(46,638,086)
Total stockholders' equity	5,974,012
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,375,636

The accompanying notes are an integral part of these consolidated financial statements.

MIGO SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

	2007	2006
Revenues	$712,512	$41,229
Cost of Sales	355,619	156,044
Gross Profit (Loss)	356,893	(114,815)

Operating Expenses
Research and development	748,256	360,053
Sales and marketing	595,348	262,390
General and administrative	997,798	1,224,201
Total operating expenses	2,341,402	1,846,644

Non-operating Income (Expense)
Interest , net	33,488	63,912
Decrease in warrant liability	-	166,538
Other expense	-	(283,305)
Total non-operating income (expense)	33,488	(52,855)

Loss Before Income Taxes	(1,951,021)	(2,014,314)
Provision for Income Taxes	-	-

Net Loss	$(1,951,021)	$(2,014,314)

Basic and Diluted net loss attributable to common stockholders per share	$(0.02)	$(0.04)

Weighted Average Shares Outstanding - Basic and Diluted	93,727,800	56,214,838

The accompanying notes are an integral part of these consolidated financial statements.

MIGO SOFTWARE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Three Months Ended March 31, 2007 and 2006 (Unaudited)

	2007	2006
Cash Flows from Operating Activities:
Net loss	$(1,951,021)	$(2,014,314)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory write-downs	2,572	11,122
Depreciation and amortization	251,300	140,805
Amortization of deferred compensation	-	132,230
Re-measurement of warrants to fair value	-	(166,538)
Stock based compensation	147,112	494,134
Changes in operating assets and liabilities:
Accounts receivable	(264,562)	(525)
Inventory	(58,563)	313
Other current assets	21,284	71,461
Other assets	29,167	(9,000)
Accounts payable	172,899	13,873
Accrued compensation	(19,786)	20,294
Accrued liabilities	(202,326)	(456,018)
Deferred revenue	830,000	-
Net cash used in operating activities	(1,041,924)	(1,762,163)
Cash Flows from Investing Activities:
Purchases of available-for-sale investments	-	(3,942,164)
Proceeds from sale of available-for-sale investments	1,767,276	-
Purchase of equipment	-	(1,073)
Net cash provided by (used in) investing activities	1,767,276	(3,943,237)
Cash Flows from Financing Activities:
Payment of equity financing costs	-	(413,483)
Proceeds from sale of common stock	-	3,975,000
Repayment of capitalized lease obligations	(790)	-
Net cash (used in) provided by financing activities	(790)	3,561,517

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	724,562	(2,143,883)

CASH AND CASH EQUIVALENTS, Beginning of period	304,635	2,510,704

CASH AND CASH EQUIVALENTS, End of period	$1,029,197	$366,821

Non-cash investing and financing activity:
Restricted Stock Issued	$-	$65,000
Common Stock Purchase Warrant Issued to Placement Agent	$-	$246,971
Supplemental Disclosure of cash paid for :
Interest	$-	-
Income Taxes	$800	$800

The accompanying notes are an integral part of these consolidated financial statements.

Migo Software, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
Quarter Ended March 31, 2007

1. Interim Financial Data and Basis of Presentation

The accompanying unaudited financial statements have been prepared by Migo Software, Inc. ("the Company") in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). In the opinion of management, the accompanying unaudited financial statements contain all adjustments, consisting only of those of a normal recurring nature, necessary for a fair presentation of the Company's financial position, results of operations and cash flows at the dates and for the periods indicated. These financial statements should be read in conjunction with the financial statements and notes related thereto, included in the Annual Report on Form 10-KSB for the year ended December 31, 2006.

These results for the period ended March 31, 2007 are not necessarily indicative of the results to be expected for other interim periods or the full fiscal year. The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Forward-Looking Statements

This Quarterly Report on Form 10-QSB contains forward-looking statements including, without limitation, statements concerning the future of the industry in which the Company operates, its product development plans, business strategy, financial estimates, continued acceptance of its products and dependence on significant distributors and customers. In some cases, you can identify forward-looking statements by terminology such as “may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue" or the negative of such terms or other comparable terminology. You should not place undue reliance on the forward-looking statements contained in this document. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements made in this Quarterly Report on Form 10-QSB and in the Company's other SEC filings. Forward-looking statements, particularly those concerning anticipated events relating to the development and marketing of the Company's products and the timing or magnitude of those events, are inherently uncertain. The risk factors and other considerations noted in the Company's SEC filings could cause the Company's actual results to differ significantly from those contained in any forward-looking statements.

 2. SUMMARY OF S IGNIFICANT A CCOUNTING P OLICIES

Basis of Presentation - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (''US GAAP"), which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business, has limited sources of revenue, and has incurred significant losses from operations. These matters raise doubt about the Company's ability to continue as a going concern. From inception, the Company has never been profitable and has sustained substantial net losses from operations. There can be no assurance that it will ever generate sufficient revenues from its operating activities, or that it will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Management estimates that the current funds available and on-hand along with expected revenues for 2007 will be adequate to fund operations throughout 2007.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, PowerHouse Acquisition LLC and PowerHouse Studios, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Management bases its estimates and assumptions on historical experience and on various other assumptions that it believes are reasonable under the circumstances. Actual results could differ from those estimates. Significant estimates include the valuation of acquired goodwill and intangible assets, and revenue recognition.

Cash and Cash Equivalents - The Company considers temporary liquid investments with an original maturity of three months or less to be cash equivalents.

Inventory   - Inventory is valued at the lower of cost or market with cost determined by the first-in, first-out method. At March 31, 2007, inventory consisted primarily of packaging material and assembled boxes of retail software. The Company regularly evaluates its ability to realize the value of its software and hardware inventory based on a combination of factors, including historical usage rates, forecasted sales, product life cycles, and market acceptance of new products. When inventory that is obsolete or in excess of anticipated usage is identified, it is written down to realizable salvage value or an inventory valuation reserve is established.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. The Company capitalizes costs associated with acquiring and installing software to be used for internal purposes.

Goodwill - Goodwill represents the excess of acquisition costs over the fair value of tangible net assets and identifiable intangible assets of businesses acquired. Goodwill and certain other intangible assets deemed to have indefinite lives are not amortized. Intangible assets determined to have definite lives are amortized over their useful lives. Goodwill and indefinite lived intangible assets are subject to impairment testing annually as of December 31, or whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable, using the guidance and criteria described in Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. This testing compares carrying values to fair values and, when appropriate, the carrying value of these assets is reduced to fair value.

Other Intangible Assets - Other intangible assets include software technology assets (acquired as part of the First Person Software acquisition in 2004) and intangible assets acquired from StompSoft. Intangible assets are stated at cost. Amortization of software technology assets is computed using the revenue or straight-line method, whichever is greater, over an estimated useful life of five years. Intangible assets acquired from StompSoft have a weighted average useful life of approximately 6.5 years. Amortization of such StompSoft intangible assets is computed using the straight-line method over the following estimated useful lives:

Existing Product/Unpatented Technology	4 years
Trademarks/Trade Names	10 years
Customer relationships	10 years
Non-Compete agreement	2 years

Impairment of Long-Lived Assets - Property, equipment, intangible and certain other long-lived assets are depreciated or amortized over their useful lives. Useful lives are based on management's estimates of the period that the assets will generate revenues. Long-lived assets are written down to fair value whenever events or changes indicate that the carrying amount of an asset may not be recoverable. The Company's policy is to review the recoverability of all long-lived assets at a minimum of once per year and record an impairment loss when the fair value of the assets does not exceed the carrying amount of the asset.

Revenue Recognition - The Company recognizes revenue in accordance with Statement of Accounting Position ("SOP") 97-2, Software Revenue Recognition , as amended, and Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition .

The Company recognizes revenue from sales through the Company's website after the 30 day return period has lapsed. The Company's software products are licensed on a perpetual basis. Revenue from the sale of software licenses is recognized only when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed or determinable and collection of the resulting receivable is reasonably assured. For sales over the Internet, the Company uses a credit card authorization as evidence of an arrangement.

Revenue from direct sale contracts of the Company's products to commercial users is recognized based on the terms of the agreement, after the product has been delivered, and collection of the resulting receivable is reasonably assured. Revenue from distributors is recognized when the product has been sold to third party customers.

We evaluate the recognition of revenue based on the criteria set forth in SOP 97-2, Software Revenue Recognition , as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions and SAB No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104, Revenue Recognition. We evaluate revenue recognition using the following basic criteria and recognize revenue when all four of the following criteria are met:

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Evidence of an arrangement: Evidence of an agreement with the customer that reflects the terms and conditions to deliver products must be present in order to recognize revenue. For sales over the Internet, the Company uses a credit card authorization as evidence of an arrangement.

•	Delivery: Delivery is considered to occur when the products are shipped and risk of loss and reward have been transferred to the customer.

•	Fixed or determinable fee: If a portion of the arrangement fee is not fixed or determinable, the Company recognizes that amount as revenue when the amount becomes fixed or determinable.

•
Collection is deemed probable: At the time of the transaction, the Company conducts a credit review of each customer involved in a significant transaction to determine the creditworthiness of the customer. Collection is deemed probable if the Company expects the customer to be able to pay amounts under the arrangement as those amounts become due. If the Company determines that collection is not probable, it recognizes revenue when collection becomes probable (generally upon cash collection).

Determining whether and when some of these criteria have been satisfied often involves assumptions and judgments that can have a significant impact on the timing and amount of revenue reported. For example, for multiple element arrangements, the Company must make assumptions and judgments in order to: (1) determine whether and when each element has been delivered; (2) determine whether undelivered products or services are essential to the functionality of the delivered products and services; (3) determine whether vendor-specific objective evidence of fair value ("VSOE") exists for each undelivered element; and (4) allocate the total price among the various elements the Company must deliver. Changes to any of these assumptions or judgments, or changes to the elements in a software arrangement, could cause a material increase or decrease in the amount of revenue reported in a particular period.

Product Revenue: Product revenue, including sales to retailers, resellers and distributors ("channel partners"), is recognized when the above criteria are met.

Shipping and Handling : In accordance with Emerging Issues Task Force ("EITF") Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs, the Company recognizes amounts billed to customers for shipping and handling as revenue. Additionally, shipping and handling costs incurred by the Company are included in cost of goods sold.

OEM Software Licenses: The Company licenses software rights to manufacturers of products in related industries (for example, flash drives or other computer accessories) to include certain of its products with the manufacturer's product. The Company calls these combined products "OEM bundles". These OEM bundles generally require either the customer to pay an upfront nonrefundable fee, as in the case of Kingston Technology Company, or the Company receives a fee once the consumer uses the product and elects to purchase it over the internet, such as the Company's agreement with Sandisk.

Bad Debt Reserves - The Company analyzes customer concentrations, customer credit-worthiness, current economic trends, and historical experience when evaluating the adequacy of the allowance for doubtful accounts. At March 31, 2007, management believed that all accounts receivable were collectible.

Advertising Costs - The Company generally expenses advertising costs as incurred. Cooperative advertising with the Company's channel partners is accrued when revenue is recognized and such amounts are included in marketing and sales expense if there is a separate identifiable benefit for which the Company can reasonably estimate the fair value of the benefit identified. Otherwise, they are recognized as a reduction of net revenue. The Company then reimburses the channel partner when qualifying claims are submitted.

Software Development Costs - Research and development costs, which consist primarily of software development costs, are expensed as incurred, and totaled $748,256 and $360,053 for the three months ending March 31, 2007 and 2006, respectively. SFAS No. 86, Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed , provides for the capitalization of certain software development costs incurred after technological feasibility of the software is established or for development costs that have alternative future uses. Under the Company's current practice of developing new products, the technological feasibility of the underlying software is not established until substantially all product development is complete, which generally includes the development of a working model. The software development costs that have been capitalized to date have been insignificant.

Basic and Diluted Loss Per Share - In accordance with Financial Accounting Standards Board ("FASB") SFAS No. 128, Earnings Per Share , the basic loss per common share, which excludes dilution, is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding. Diluted loss per common share reflects the potential dilution that could occur if all potential common shares had been issued and if the additional common shares were dilutive. As a result of net losses for all periods presented, there is no difference between basic and diluted loss per share of Common Stock. Potential shares of common stock to be issued upon the exercise of all stock options and warrants amounted to 45,693,350 shares as of March 31, 2007.

Comprehensive Loss - Comprehensive loss is comprised of net loss and other comprehensive income (loss). Other comprehensive income (loss) includes certain changes in stockholders' equity that are excluded from net loss, such as unrealized gains and losses on marketable securities and currency translation adjustments. Comprehensive income (loss) for each of the three months ended March 31, 2007 and 2006 equals net loss.

Stock-Based Compensation - In December 2004, the FASB issued SFAS No. 123R, Share Based Payment. SFAS No. 123R establishes the accounting for grants of stock options and other transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R (1) revises SFAS No. 123, Accounting for Stock-Based Compensation, (2) supersedes Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees , and (3) establishes fair value as the measurement objective for share-based payment transactions. The Company adopted SFAS 123R effective January 1, 2005 in accordance with the standard's early adoption provisions. Prior to January 1, 2005, the Company's Board of Directors had not approved the granting of any stock options. As such, the Company decided to follow the provisions of SFAS No. 123R on a prospective basis, and for the three months ended March 31, 2007 and 2006, the Company recorded $147,112 and $494,134, respectively, of compensation expense related to the granting of stock options to employees.

Fair Value of Financial Instruments - The estimated fair values for financial instruments under SFAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. For certain of the Company's financial instruments, including certain assets, accounts payable, and accrued liabilities, the carrying amounts approximate fair value due to their maturities.

Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed completely to perform as contracted. The Company's product revenues are concentrated in the software industry, which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies, could adversely affect operating results. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counter parties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

Financial instruments that subject the Company to credit risk consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The Company maintains its cash balances with high credit quality financial institutions. At times, cash deposits may be in excess of Federal Deposit Insurance Corporation's limits. To date, the Company has not experienced any such losses and believes it is not exposed to any significant credit risk with respect to its cash balances.

Financial Instruments - The Company's financial instruments consist primarily of cash and cash equivalents and auction rate securities. These balances, as presented in the consolidated financial statements at March 31, 2007 and 2006, approximate their fair value.

Short-term Investments - The Company's short-term investments consist primarily of Auction Rate Securities, or ARS, which represent funds available for current operations. In accordance with SFAS, No. 115, Accounting for Certain Investments in Debt and Equity Securities, these short-term investments are classified as available-for-sale and are carried at cost or par value, which approximates the fair market value. These securities have stated maturities beyond three months but are priced and traded as short-term instruments.

Income Taxes - The Company accounts for income taxes using the asset and liability method, as set forth in SFAS No. 109, Accounting for Income Taxes, wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. Reserves against deferred tax assets are provided when management cannot conclude that realization of such assets is probable.

Recently Issued Accounting Pronouncements In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets. Specifically, SFAS No. 155 amends SFAS No. 133 to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided the whole instrument is accounted for on a fair value basis. Additionally, SFAS No. 155 amends SFAS No. 140 to allow a qualifying special purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with early application allowed. The adoption of SFAS No. 155 is not expected to have a material impact on the Company's results of operations or financial position.

In July 2006, the FASB issued FASB Interpretation ("FIN") No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return.

The Company adopted the provisions of FIN 48 as of January 1, 2007. As of the date of adoption, the Company had no unrecognized income tax benefits. Accordingly, the annual effective tax rate will not be affected by the adoption of FIN 48. Unrecognized tax benefits are not expected to increase or decrease within the next 12 months as a result of the anticipated lapse of any applicable statute of limitations. Interest and penalties related to unrecognized income tax benefits will be accrued as interest expense and operating expense, respectively. The Company has not accrued interest or penalties as of the date of adoption because they are not applicable.

Due to the Company's history of losses, the effective tax rate for each of the three months ended March 31, 2007 and 2006 was 0.0%. The provision for income taxes for all periods presented is primarily attributable to the cumulative tax net operating losses that the company has generated in the current and prior years for which a valuation allowance has been established under the rules of FAS 109.

The Company may be audited by applicable federal and state taxing authorities in the following income tax jurisdictions in which the Company previously filed or expects to file income tax returns for the years indicated:

Jurisdiction	Tax Years

Federal	2003 - 2006
California	2002 - 2006

However, because the Company had net operating losses and credits carried forward in several of the jurisdictions, including federal and California, certain items attributable to closed tax years are still subject to adjustment by applicable taxing authorities through an adjustment to tax attributes carried forward to open years.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ( SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; however, the standard will impact how other fair value based GAAP is applied. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years with early adoption encouraged. The Company is currently assessing the impact this statement will have on its financial statements and results of operations.

3. Debt

The Company had no Debt outstanding as of March 31, 2007.

4. Accrued liabilities

At March 31, 2007, accrued liabilities consist principally of settlements payable.

5. Intangible assets
Other intangible assets, which resulted from the December, 2006 StompSoft acquisition and the First Person acquisition completed in June 2004, consist of the following as of March 31, 2007:

	Cost	Accumulated Amortization	Net

Software technology assets	$2,822,337	$1,561,182	$1,261,155
Existing Product/Unpatented Technology	900,000	56,250	843,750
Trademarks/Trade Names	700,000	17,500	682,500
Customer relationships	1,200,000	30,000	1,170,000
Non-Compete Agreement	50,000	6,250	43,750
	$5,672,337	$1,671,182	$4,001,155

Amortization expense related to other intangible assets amounted to $249,266 and $139,266 for the three months ended March 31, 2007 and 2006, respectively.

6. Related Party Transactions

None

7. Equity transactions

On March 17, 2006, the Company completed a follow-on private placement to its September 2005 Placement and the December 2005 Placement with certain investors to purchase a total of 12,421,875 shares of the Company's Common Stock and warrants to purchase 6,210,938 shares of Common Stock. The securities were sold at $.32 per unit, each unit consisting of one share of Common Stock and a warrant to purchase one-half of one share of Common Stock, exercisable at $.40 (the warrant exercise price has subsequently been adjusted to $.23 per share). The aggregate offering price was $3,975,000. The investor warrants issued in connection with the March, 2006 Placement expire on September 26, 2008, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 per share if the stock price should exceed $2.00 per share and permit cashless exercise at any time. The private placement was effected through Common Stock and Warrant Purchase Agreements by and among the Company and the private placement investors.

The holders of the Common Shares acquired via the March 2006 private placements have registration rights that require the Company to file and have declared effective a registration statement with the SEC to register the resale of the Common Stock and the Common Stock issuable upon exercise of warrants. In the event the Company was unable to cause the registration to be effective within 90 to 120 days from the date of issuance for the Common Shares acquired via the March 2006 private placements, the Company would be penalized. The penalty accrued at a rate of 3% per month of the original amount invested, up to a maximum of 30%, at which point the holders of the Common Shares acquired via the March 2006 private placement have the right to put the stock and warrant back to the Company for full redemption. Pursuant to the terms of the Registration Rights Agreement, during the first 90 days in which the penalty is earned, the penalty was payable either in cash or in shares of common stock, at the Company's election. After that 90-day period expires, the penalty must be paid in cash. However, in April 2006, the holders of the Common Shares acquired via the March 2006 private placement waived their right to ever put the stock and warrant back to the Company for full redemption, and also gave the Company the right to pay any penalty, in either cash or common stock, at the Company's option. The required registration statement was declared effective in November 2006, and the Company issued 1,861,984 additional shares of Common Stock in satisfaction of the penalty accruing as a result of the delay in causing the registration statement to be declared effective.

8. Commitments and Contingencies

Litigation

On December 20, 2005, two former employees made a demand for arbitration with JAMS, San Francisco alleging that each claimant is entitled to severance pay following their resignations in February 2005. The claimants were employed by the Company as part of the 2004 acquisition of First Person Software, Inc.  In October 2006, the arbitrator ruled in favor of the plaintiffs. The Company accrued a $424,000 liability as a result of this matter for the year ended December 31, 2006, and has as of April 29, 2007, fully satisfied this liability.

The Company is not aware of any additional pending litigation as of April 30, 2007.

Item 2. Management's Discussion and Analysis or Plan of Operation.

Migo Software, Inc is a leading provider of mobile data and communications software. We are in the business of developing, acquiring and marketing software designed to improve the way information is personalized, secured, carried and accessed.

Our software is focused on the relationship between people, computers and information. Our flagship product, Migo ®, allows users to synchronize their personalized computing environments - including email, digital media, and other data and application settings - to any portable storage device (flash/hard disk drives, smart phones, and MP3 players). Users can then simply connect their Migo-synchronized devices it to any "guest" computer and be able to access their own data and work with it as if they were using their own PCs. Migo leaves no trace of the user's activities behind when working on the "guest" computer, ensuring that their data is safe and secure. When users return to their "home" computer, Migo automatically synchronizes the latest updates and changes back to the "home" computer. Migo unties people from their computers, allowing them to carry their digital lives with them wherever they go.

In December 2006, we acquired all the software titles of StompSoft, Inc., adding a wide assortment of related consumer oriented software to our product line. In September 2006 we entered into a new OEM partnership relationship with Kingston Technology Corporation, granting Kingston a global license to install our software on their line of flash memory products. Going forward, we are seeking additional acquisition and partnership opportunities to expand our product line and user base, worldwide.

Our Current Software Product Line

Migo Software products solve a number of common, significant problems for computer users, and offer a variety of management tools that give users control over the way their data is stored, accessed and managed. Current products include:

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Migo®  - Provides a very easy means for users to take their unique, personal data with them, without the need to bring along their laptop or link back to their office machine. Migo® allows users to easily load their entire personalized desktop environment, Microsoft® Outlook®, or Outlook Express® e-mail, Internet Explorer or Mozilla favorites, wallpaper, presentations, photos, MP3 audio files and/or various other files, and then access their personal data on any other Windows-based, "guest" computer. Migo® is designed so that once it has been disconnected from a "guest" computer, no trace of the user's computer environment or its data will be left behind on the "guest" computer.

•
XP to Vista Easy-Sync Suite  - Provides a safety net and applications support for users transitioning their data and computing environment to a new or upgraded computer running Microsoft's Windows Vista Operating System.

•	Registry Repair - Fixes some of the most vexing computer problems experienced by users, including system lock-ups and freezes. The software also increases computer speed and stability.

•	PC BackUp - Simplifies the critical computer backup process while providing a comprehensive disaster recovery tool.

•	Recover Lost Data - A powerful utility for recovering from mistakes by retrieving files that were lost or accidentally deleted.

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Digital Vault / Portable Vault  - A set of security products that allows, users to protect their data on their PCs and on their portable storage devices. Digital Vault also allows users to send and receive encrypted files that can be read only by the intended recipient with the included Digital Vault   Reader.

•	Digital File Shedder - Easily and securely wipes away confidential files, system history, deleted emails and the like to maintain a user's digital privacy.

•	DriveWasher - Wipes an entire hard drive clean of sensitive data to help prevent identity theft and protect privacy.

•	Easy PC Transfer - Simply and safely transfers contents of one PC to another.

Market Channels

To market our software, we currently have three major distribution channels; OEM partnerships, major retailers, and the sale of our software via various websites. We have also entered into distribution and reseller agreements to sell our products in Japan and are seeking other resellers outside the United States. Below is a partial list of our customers in each marketing channel:

OEM Agreements	Major Retailers	E Commerce\Web Sites
Kingston Technologies	Fry's Electronics	www.migosoftware.com
SanDisk Corporation	CompUSA	www.stompsoft.com
Memorex	Sam's Club	www.download.com
Edge Tech	Office Depot	www.U3.com
	Micro Center	www.migosoftware.jp
	Target	www.hp.com
Circuit City

Future R&D Efforts

Migo Software products are designed to make the computing experience easy, safe, and more adaptable to a user's needs. Our ongoing research and development continue to focus on increasing the scope of our product set, and the range of applications to which they can be applied. Our research and development expenses totaled $748,256 for the three months ended March 31, 2007 compared with $360,053 for the three months ended March 31, 2006, as we continued to invest heavily to create new versions of our software technology.

Agreement with Kingston Technology

On September 5, 2006, we entered into a License Agreement and a Common Stock and Warrant Purchase Agreement with Kingston Technology Corporation ("Kingston"). Under the License Agreement, Kingston agreed to pay us $1,850,000 for global marketing and distribution rights to load currently available and future product releases of Migo's software on Kingston's flash memory products through December 2007. The license fee was payable $850,000 upon signing the agreement and the remaining $1,000,000 was received in March 2007. The agreement is renewable by Kingston for one additional year at a license fee to be agreed upon. The initial payment of $850,000 was received in September, 2006 and was recorded as deferred revenue at September 30, 2006, and is being amortized quarterly through December 31, 2007, and the second payment of $1,000,000 will be amortized quarterly from April 1, 2007 through December 31, 2007.

Under the Common Stock and Warrant Purchase Agreement, Kingston paid $150,000 for the purchase of 468,750 shares of our common stock and warrants to purchase up to 950,000 shares of our common stock. The warrants are exercisable at $0.23 per share, expire in September 2011, unless theretofore exercised and permit cashless exercise.

Agreement with SanDisk Corporation (Formerly M SYSTEMS FLASH DISK PIONEERS LTD.)

On March 30, 2005, we entered into a three-year Development Agreement with Sandisk (formerly, M-Systems Flash Disk Pioneers, Ltd.) Pursuant to the Development Agreement, we granted to M-Systems and its affiliates a worldwide, transferable license to use and distribute our Migo products, and to use related trademarks, as an integrated part of M-Systems' USB flash drive product lines. Migo products are offered to M-Systems customers with either (i) limited functionality or (ii) full functionality for a period of 45 days, after which the end-user may purchase a license directly from us to continue full functionality or otherwise retain limited functionality. We have continued to develop software applications to bundle our Migo products with M-Systems USB Drives, and we agreed to provide first level support for Migo products to M-Systems and M-Systems' customers and end-users, if desired.

Financial Results, Liquidity and Management's Plan (Unaudited)

Three months ended March 31, 2007 and 2006

We reported revenues of $712,512 for the three months ended March 31, 2007 and revenues of $41,229 for the corresponding period ended March 31, 2006. The growth in revenues reflected several factors, including licensing revenues from Kingston Technology Group, sales of our recently acquired software titles via major retailers and sales via our on-line webstore. During the quarter ended March 31, 2006, we sold our software packaged through M-Systems, via online downloads, distributors and bundled with memory products.

Our costs associated with the sale of products for the three month period ended March 31, 2007 were $355,619 and consisted of expenses related to fees for customer downloads of our software, as well as packaging and shipping costs, and amortization of software technology of $139,267. For the period ended March 31, 2006, we incurred costs associated with the sale of our products of $156,044, of which $139,267 was for amortization of software technology.

Research and development expenses totaled $748,256 for the three months ended March 31, 2007, up from $360,053 in the corresponding period in 2006, due primarily to our decision to increase expenditures to develop new products and features. Sales and Marketing expenses increased to $595,348 for the three months ended March 31, 2007 from $262,390 in the period ended March 31, 2006 due to the growth of our expanded sales force. These increases were partially offset by decreased General and administrative costs which decreased to $997,798 for the period ended March 31, 2007 from $1,224,201 due to a variety of cost containment measures as well as lower stock based compensation expense related to stock options.

Liquidity and Capital Resources

At March 31, 2007, we had working capital of $436,223. For the three months ended March 31, 2007, net cash used in operating activities was $1,041,924, consisting of a net loss of $1,951,021, offset by non-cash charges of  $402,097.

Recent and Expected Losses

From inception, we have never been profitable and have sustained substantial net losses from operations. There can be no assurance that we will ever generate positive revenues from our operating activities, or that we will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Failure to achieve significant revenues or profitability would materially and adversely affect our business, financial condition, and results of operations. For the three months ended March 31, 2007 and 2006, we incurred net pre-tax losses of $1,951,021 and $2,014,314, respectively.

Satisfaction of Current and Future Capital Requirements

No assurance can be given that we will be able to obtain the additional financing we require to continue normal operations. We cannot provide assurances that we will be able to develop our business to the point of generating net operating profits and positive cash flows from operations. If funds from these sources are not sufficient to offset operating expenses, we would seek to institute cost-saving measures that would not only reduce overhead, but also curtail operations. We cannot assure that such measures, if implemented, would be sufficient to offset all of our operating expenses. If any capital subsequently raised from the sale of securities is not sufficient to fund the balance of our operating expenses after implementing certain cost-cutting measures, we could be forced to discontinue certain operations or may be unable to continue as a going concern.

Any further issuances of any additional equity securities to raise capital may be on terms that are detrimental to existing stockholders. In order to meet our capital requirements, we may continue to offer equity securities for sale, and existing stockholders will experience additional dilution. Any new equity securities issued may have rights, preferences or privileges senior to those of holders of existing equity securities.

Item 3. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this report, under the supervision and with the participation of our management, including our chief executive officer ("CEO") and chief financial officer ("CFO"), we evaluated the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended, or the "Exchange Act").  Based on this evaluation, our management, including our CEO and CFO, has concluded that our disclosure controls and procedures are designed, and are effective to give reasonable assurance that the information we are required to disclose is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Based upon this evaluation, the CEO and CFO concluded that our disclosure controls and procedures are effective in providing reasonable assurance that information required to be disclosed in our reports filed with or submitted to the SEC under the Exchange Act is accumulated and communicated to management, including the CEO and CFO, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Control Over Financial Reporting
There were no changes in our internal control over financial reporting that occurred during our quarter ended March 31, 2007, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

On December 20, 2005, two former employees of ours made a demand for arbitration with JAMS, San Francisco alleging that each claimant is entitled to severance pay following their resignations in February 2005. The claimants were employed by us as part of the 2004 acquisition of First Person Software, Inc.  In October 2006, the arbitrator ruled in favor of the plaintiffs. We accrued a $424,000 liability as a result of this matter for the year ended December 31, 2006, and as of April 29, 2007, have fully satisifed this liability.

We are not aware of any additional pending litigation as of April 30, 2007.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Submission of Matters to a Vote of Security Holders

None

Item 5. Other Information

None.

Item 6. Exhibits

EXHIBIT INDEX:
Exhibit	Description Number

3.1
Amended and Restated Certificate of Incorporation, hereby incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report of Form 10-QSB for the quarter ended June 30, 2006, filed with the Commission on August 10, 2006.

3.2	Bylaws, hereby incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-KSB filed with the Commission on July 14, 2004.

3.3	Text of amended provision of the Company's Bylaws, hereby incorporated by reference from the Company's Current Report on Form 8-K filed with the Commission on September 27, 2005.

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350.

32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Migo Software, Inc.

Date: May 14, 2007	By:	/s/ Kent Heyman
Kent Heyman
Chief Executive Officer (Principal Executive Officer)

Date: May 14, 2007	By:	/s/ Richard Liebman
Richard Liebman
Chief Financial Officer (Principal Financial and Accounting Officer)